Exhibit 3.2

               CERTIFICATE OF OWNERSHIP AND MERGER

     WESTCOTT PRODUCTS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

     1. The Corporation owns greater than ninety three percent (93%) of the outstanding shares of each class of stock of LEE BUILDING PRODUCTS, INC., a Nevada corporation;

     2. The laws of the State of Nevada permit a merger of said Lee Building Products, Inc. into the Corporation; and

     3. Attached hereto as Exhibit "A" is a true, accurate and complete copy of the resolutions adopted by the Unanimous Consent of the Board of Directors of the Corporation authorizing the merger of Lee Building Products, Inc. into the Corporation, duly adopted on the 26th day of June, 1986.

                                   WESTCOTT PRODUCTS CORPORATION


                                   /s/Warren E. Clark
                                   ----------------------------
                                   Warren E. Clark, President


                                   /s/Richard D. Parker
                                   ----------------------------
                                   Richard D. Parker, Secretary

STATE OF TEXAS      S
                    S
COUNTY OF HARRIS  S

     BEFORE ME, the undersigned authority, on this 26th day of June, 1986, personally appeared WARREN E. CLARK, who, being by me first duly sworn, acknowledged to me that he signed the foregoing document as President of Westcott Products Corporation and as the act and deed of said corporation.

                              /s/Ann Ross
                              -----------------------
                              NOTARY PUBLIC in the
                              STATE OF TEXAS

My commission expires:
9/6/88

                           EXHIBIT "A"

                    UNANIMOUS WRITTEN CONSENT
                       OF THE DIRECTORS OF
                  WESTCOTT PRODUCTS CORPORATION

     Pursuant to the provisions of Section 141 of the General Corporation Law of the State of Delaware, as amended, the undersigned, being all of the members of the Board of Directors of WESTCOTT PRODUCTS CORPORATION, a Delaware corporation (the "Company"), hereby sign this instrument, in lieu of notice and the holding of a meeting of the Board of Directors, to evidence their consent to the adoption of the following resolutions and to the actions of the officers and directors of the Company in carrying out these resolutions.

                              MERGER

     WHEREAS, the Company owns greater than ninety three percent (93%) of the outstanding shares of each class of stock of Lee Building Products, Inc., a stock corporation organized under the laws of the State of Nevada and engaged in business similar and incidental to that of the Company; and

     WHEREAS, it is deemed advisable that the Company merge said Lee Building Products, Inc. into itself in order that all of the estates, property, rights, privileges and franchises of said Lee Building Products, Inc. shall vest in and be possessed by the Company; now therefore be it

     RESOLVED, that Lee Building Products, Inc. be and it hereby is merged into the Company, that the Company emerge as the surviving corporation of said merger, and that the Company assumes all of the obligations of Lee Building Products, Inc.; and be it

     FURTHER RESOLVED, that the terms of the merger shall be that each share of common stock of Lee Building Products, Inc. shall be exchanged for one (1) share of common stock of the Company; and be it

     FURTHER RESOLVED, that the President or any Vice President and the Secretary or Treasurer of the Company are hereby authorized and directed: (a) to make and execute, in the name and under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth the Company's ownership of Lee Building Products, Inc. and the adoption of the date of adoption of these resolutions; (b) to file such Certificate with the Secretary of State of Delaware and the Secretary of State of Nevada; and (c) to do all other acts and things that may be necessary to carry out and effectuate the intent and purposes of these resolutions.

     The undersigned, being all of the directors of the Company, hereby consent to all of the foregoing this 25th date of June, 1986.

                         /s/James A. Lee
                         ----------------------------
                         JAMES ARTHUR LEE, Director


                         /s/N. W. Gilbreath
                         ----------------------------
                         N. W. GILBREATH, Director


                         /s/Warren E. Clark
                         ----------------------------
                         WARREN E. CLARK, Director


                         /s/Richard D. Parker
                         ----------------------------
                         RICHARD D. PARKER, Director

THE STATE OF TEXAS  S
                    S
COUNTY OF HARRS     S

     BE IT REMEMBERED that on this 31st day of July, 1986, personally came before me, a Notary Public in and for county and State aforesaid, WARREN E. CLARK, President of WESTCOTT PRODUCTS CORPORATION, a corporation of the State of Delaware, and he duly executed said Statement before me and acknowledged the said Statement to be his act and deed and the act of said corporation and the facts stated therein are true; and that the seal affixed to said Statement and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                              /S/Ann Ross
                              ---------------------------
                              Notary Public in and for the
                              State of Texas

                         My commission expires:  9/6/88